UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 1, 2015
National Storage Affiliates Trust
(Exact name of registrant as specified in its charter)

Maryland	001-37351	46-5053858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 DTC Parkway
Suite 200
Greenwood Village, Colorado 80111
(Address of principal executive offices)
(720) 630-2600
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.
On October 1, 2015, National Storage Affiliates Trust (the "Company") acquired out of its in place pipeline 14 self-storage properties for an aggregate value of approximately $32.4 million in cash, the assumption and subsequent repayment of approximately $23.6 million in outstanding mortgage debt and the issuance to an affiliate of SecurCare Self Storage Inc. ("SecurCare"), one of the Company's existing PROs and an affiliate of Arlen Nordhagen, the Company's chairman and chief executive officer, of 359,487 DownREIT OP units and 34,511 DownREIT subordinated performance units. Concurrently with this acquisition, Guardian Storage Centers, LLC ("Guardian"), one of the Company's other existing PROs, also purchased an aggregate of 32,833 OP units in the DownREIT partnership for an aggregate purchase price of $0.5 million in cash. The Company used the existing property owner as the DownREIT partnership for this transaction and structured the issuance of OP units and subordinated performance units to SecurCare and Guardian as a recapitalization and reclassification of the outstanding equity interests in the DownREIT partnership. The OP units and the subordinated performance units in the DownREIT partnership that were issued in this transaction are exchangeable, after a five year lock-up period, into an equivalent number of OP units and subordinated performance units in the Company's operating partnership, pursuant to the terms of the limited liability company agreement of the DownREIT partnership. The cash portion of this acquisition was funded through borrowings under the Company's credit facility.
Prior to the acquisition, these properties were managed by SecurCare. In accordance with the Company's asset management agreement with SecurCare, SecurCare will retain management responsibilities for the properties following their acquisition by the Company.
On September 3, 2015, the Company acquired out of its in place pipeline one self-storage property for an aggregate of approximately $0.6 million in cash and the issuance by the Company's operating partnership to an affiliate of both Kevin M. Howard, one of the Company's trustees, and Kevin Howard Real Estate Inc., d/b/a Northwest Self Storage ("Northwest"), one of the Company's existing PROs, of 110,370 OP units and 70,922 subordinated performance units in the operating partnership. Following a one-year lock-up, the 110,370 OP units are redeemable for cash, or at the option of the Company, the Company's common shares, and after April 28, 2017, the two year anniversary of the completion of the Company's initial public offering, the 70,922 subordinated performance units are convertible into OP units of the operating partnership, in each case, pursuant to the terms of the limited partnership agreement of the operating partnership.
Each of the reclassifications and issuances described above were exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 5, 2015

NATIONAL STORAGE AFFILIATES TRUST

By:	/s/ TAMARA D. FISCHER
Tamara D. Fischer
Executive Vice President and Chief Financial Officer